EXHIBIT 10.3

AMENDMENT NO. 2
TO
SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 2 to Second Amended and Restated Employment Agreement (“Amendment”) is made and entered effective as of September 21, 2016, by and between Autobytel Inc., a Delaware corporation (“Company”), and Jeffrey H. Coats (“Employee”).

Background

The Company and the Employee have entered into that certain Second Amended and Restated Employment Agreement dated as of April 3, 2014, as amended by Amendment No. 1 to Second Amended and Restated Employment Agreement dated as of January 21, 2016 (collectively, the “Employment Agreement”).  The parties desire to amend the Employment Agreement as set forth in this Amendment.

In consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

ARTICLE 1
Amendments to Employment Agreement

1.1           Expiration Date. The definition of “Expiration Date” in Section 1(n) of the Employment Agreement is hereby amended in its entirety to read as follows:

“Expiration Date” means April 3, 2020.

1.2           Annual Incentive Compensation Target Opportunity. Section 4(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

For each calendar year beginning with 2014 and ending before this Agreement expires or terminates, Employee shall be eligible to receive, at the time and in the form provided for in the Company’s annual incentive compensation plan, an annual incentive compensation opportunity targeted at one hundred percent (100%) of Employee’s Base Annual Salary based upon annual performance goals and the achievement of those goals, as established and determined at least annually (and consistently with the Company’s most recent proxy statement disclosure of the standards for providing cash-based incentive compensation) by the Board or the Compensation Committee of the Board. Such performance goals may include Company-wide performance objectives, divisional or departmental performance objectives, and/or individual performance objectives, as the Board or the Compensation Committee may determine in its discretion. The Company may not reduce Employee’s targeted annual incentive compensation opportunity percentage during the Term without Employee’s prior written consent.

1.3           Severance Benefits and Conditions.

(a)            Section 5(b) of the Employment Agreement is hereby amended in its entirety to read as follows:

(b)           Termination Without Cause.  In the event of Employee’s Termination Without Cause either before a Change in Control or more than eighteen (18) months after a Change in Control, Employee shall be entitled to (i) the Accrued Amounts; (ii) continued monthly Base Annual Salary for twelve (12) months following the date of Employee’s Termination Without Cause, at the rate of monthly Base Annual Salary in effect immediately beforehand; (iii) for the same twelve (12) month period, subject to Section 5(d) of this Agreement, Benefits at the levels in effect before employment terminates, including Company-paid COBRA premiums for any insurance that is in effect for Employee and/or Employee’s dependents before termination of Employee’s employment, and that Employee elects to continue in accordance with COBRA; and (iv) the amount of Employee’s annual incentive compensation plan payout under Section 4(c) for the annual incentive compensation plan year in which Employee’s date of termination occurred, based on actual performance for the entire performance period and prorated for the amount of time Employee was employed by the Company prior to the date of termination during such plan year.

(b)           Section 5(c) of the Employment Agreement is hereby amended in its entirety to read as follows:

(c)           Termination Without Cause related to Change in Control.    In the event of Employee’s Termination Without Cause upon or within eighteen (18) months after a Change in Control, Employee shall be entitled to (i) the Accrued Amounts; (ii) a lump sum payment, paid in cash, equal to one and seventy-five one-hundredths (1.75) times the sum of (1) Employee’s Base Annual Salary and (2) Employee’s target annual incentive compensation opportunity under Section 4(c), at the rate of Base Annual Salary and the target annual incentive compensation opportunity in effect immediately before such termination; (iii) for the eighteen (18) month period following Employee’s Termination Without Cause, subject to Section 5(d) of this Agreement, Benefits at the levels in effect before employment terminates, including Company-paid COBRA premiums for any insurance that is in effect for Employee and/or Employee’s dependents before termination of Employee’s employment, and that Employee elects to continue in accordance with COBRA; and (iv) Employee’s target annual incentive compensation opportunity under Section 4(c), at the rate of Base Annual Salary and the target annual incentive compensation opportunity in effect immediately before such termination, prorated for the amount of time Employee was employed by the Company prior to the date of termination during such plan year.

(c)           Section 5(e)(iii) of the Employment Agreement is hereby amended in its entirety to read as follows:

(iii)           Subject to Section 8, the satisfaction of the conditions set forth in Section 5(f), and the last sentence of this Section 5(e)(iii), the lump sum cash payments under Section 5(c)(ii) and Section 5(c)(iv) shall be made to Employee within five (5) business days after the Release (as defined in Section 5(f)(ii)) becomes effective and non-revocable in accordance with its terms. In any case, the lump sum cash payments under Section 5(c)(ii) and Section 5(c)(iv) shall be made no later than two and one-half months after the end of the calendar year in which Employee’s Separation from Service occurs, provided that the Release shall have become effective and non-revocable in compliance with its terms prior to expiration of such two and one-half month period. If the period of time covered by the entire allowed Release Consideration Period (as defined in Section 5(f)(ii)), the entire Release Revocation Period (as defined in Section 5(f)(ii)) and the entire five business day period described above in this Section 5(e)(iii) (considering such periods consecutively) begins in one calendar year and ends in the following calendar year, the lump sum cash payments under Section 5(c)(ii) and Section 5(c)(iv) shall be made to Employee on the first business day of such following calendar year which is five (5) or more business days after the date on which the Release became effective and non-revocable in accordance with its terms.

(d)           Section 5(e) of the Employment Agreement is hereby amended to add the following subsection (v) at the end of the section:

(v)           Subject to Section 8, the satisfaction of the conditions set forth in Section 5(f), and the last sentence of this Section 5(e)(iii), the lump sum cash payment under Section 5(b), clause (iv) shall be made once the Company’s board of directors has determined and approved the payouts, if any, under the Company’s annual incentive compensation plan for the applicable year and at the same time as payouts are made to other executive officers of the Company who are actively employed by the Company at the time. In any case, the lump sum cash payment under Section 5(b), clause (iv) shall be made no later than two and one-half months after the end of the calendar year in which Employee’s Separation from Service occurs, provided that the Release shall have become effective and non-revocable in compliance with its terms prior to expiration of such two and one-half month period. If the period of time covered by the entire allowed Release Consideration Period (as defined in Section 5(f)(ii)), the entire Release Revocation Period (as defined in Section 5(f)(ii)) and the entire five business day period described above in this Section 5(e)(iii) (considering such periods consecutively) begins in one calendar year and ends in the following calendar year, the lump sum cash payment under Section 5(b), clause (iv) shall be made to Employee on the first business day of such following calendar year which is five (5) or more business days after the date on which the Release became effective and non-revocable in accordance with its terms.

ARTICLE 2
General Provisions

2.1           Capitalized Terms.  All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Employment Agreement.

2.2           Continuing Effectiveness.  Except as modified by this Amendment, the Employment Agreement shall remain in full force and effect and neither party by virtue of entering into this Amendment is waiving any rights it has under the Employment Agreement, and once this Amendment is executed by the parties hereto, all references in the Employment Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Employment Agreement as modified by this Amendment.

2.3           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

Autobytel Inc.
By:	/s/ Glenn E. Fuller
Glenn E. Fuller, Executive Vice President, Chief Legal and Administrative Officer and Secretary

Employee
/s/ Jeffrey H. Coats
Jeffrey H. Coats

[Signature Page to Amendment No. 2 to Second Amended and Restated Employment Agreement]